UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

ASHFORD HOSPITALITY TRUST, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

NEWS RELEASE

Contact:	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3766

ISS RECOMMENDS ASHFORD TRUST SHAREHOLDERS VOTE FOR ALL DIRECTOR NOMINEES

Leading Independent Proxy Advisory Firm Advises Shareholders to Reject Unite Here Campaign Against Ashford Trust

DALLAS, May 6, 2015 — Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that leading independent proxy advisory firm Institutional Shareholder Services (ISS) has recommended that Ashford Trust shareholders vote “FOR” all of the Company’s director nominees, rejecting the efforts of labor union activist UNITE HERE’s campaign against these director candidates.

Ashford Trust shareholders are reminded that their vote is extremely important, no matter how many or how few shares they own.  As the annual meeting date is rapidly approaching, the Ashford Trust Board strongly urges shareholders to protect the value in their investment by voting on the WHITE proxy card “FOR” ALL of the Ashford Trust director nominees.

Even though ISS recommends shareholders vote “FOR” all of the director nominees, unfortunately ISS also recommends that shareholders use the UNITE HERE proxy card to do so, rather than the Company’s WHITE proxy card, apparently due to the fact that UNITE HERE included a number of additional proposals on their proxy card.  However, the Company has determined that these additional proposals do not comply with the requirements of the Company’s bylaws and are not proper matters to be brought up at the 2015 annual meeting of shareholders.  Accordingly, the Company will not take a shareholder vote on these proposals, the proposals will not be heard at the Company’s annual meeting and the Company will not solicit proxies against these proposals.

The Ashford Trust Board of Directors and executive management have and will continue to take appropriate steps to continue to drive high performance and profitable growth across the Company.  The Ashford Trust Board is composed of highly qualified directors, six out of seven of which are independent, whose goal is to continue to successfully create value for all shareholders.

UNITE HERE owns just 755 shares of Ashford Trust — approximately .0000012% of the shares outstanding — and the Company believes they are inappropriately using the proxy process to further their interests in a protracted labor dispute involving one of Ashford’s property managers at a hotel in Anchorage, Alaska.  This is a self-interested campaign by UNITE HERE, which is attempting to organize workers in the hospitality industry, including workers at hotels owned by Ashford, as its membership has fallen by approximately 41% since 2004 according to data from the Office of Labor Management Standards (https://www.unionfacts.com/union/UNITE_HERE#membership-tab).  UNITE HERE’s practice is to push for changes in corporate governance to increase its leverage in labor organization and negotiations.   We do not believe their tactic of using a nominal holding in company stock to manipulate corporate governance for its bargaining advantage is in the best interest of our shareholders.

If you have questions or need assistance in voting contact:

MACKENZIE PARTNERS, INC.

105 Madison Avenue

New York, NY 10016

proxy@mackenziepartners.com

Call Collect (212) 929-5500

OR

Toll-Free (800) 322-2885

Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within the United States.

Important Additional Information:

Ashford Trust, its directors and certain of its officers and employees are participants in solicitations of Ashford Trust stockholders. Information regarding the names of Ashford’s directors and executive officers and their respective interests in Ashford Trust by security holdings or otherwise is set forth in the Company’s proxy statement for its 2015 annual meeting of stockholders, filed with the SEC on April 14, 2015. Additional information can be found in Ashford Trust’s Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 31, 2015.. To the extent holdings of Ashford Trust’s securities have changed since the amounts printed in the proxy statement for the 2015 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov.

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication is not a substitute for any proxy statement, solicitation statement, registration statement, prospectus or other document Ashford may file with the SEC.  STOCKHOLDERS ARE ENCOURAGED TO READ ANY ASHFORD PROXY STATEMENT, SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ASHFORD TRUST MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain, free of charge, copies of any solicitation statement and any other documents filed by Ashford Trust with the SEC at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Ashford’s website at www.ahtreit.com.

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust’s control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition.  These and other risk factors are more fully discussed in Ashford Trust’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

-END-